Exhibit 99

FOR RELEASE 6:00 AM EDT, THURSDAY, APRIL 19, 2007

Contact:           Robert S. Tissue, Sr. Vice President & CFO
Telephone:      (304) 530-0552
Email:               rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2007 EARNINGS

EPS from Continuing Operations Grows 8.3 Percent

MOOREFIELD, WV--April 19, 2007--Summit Financial Group, Inc. (Nasdaq: SMMF) today reported the first quarter 2007 results of its consolidated operations and its continuing operations which excludes from income substantially all business activities of Summit Mortgage, its residential mortgage loan origination unit, which ceased operations in January 2007.

Income from continuing operations for the first quarter of 2007 was $2.8 million, or $0.39 per diluted share, up 8.0 percent and 8.3 percent, respectively, compared with $2.6 million, or $0.36 per diluted share, reported for the prior-year period. Consolidated net income was $2.6 million, or $0.36 per diluted share, compared with $3.0 million, or $0.41 per diluted share reported for the first quarter of 2006. First quarter 2007 results reflect solid asset growth and well-controlled expenses. For the first quarter of 2007, the returns on average shareholders' equity and average assets from continuing operations were 13.67 percent and 0.90 percent, respectively, compared with prior-year ratios of 13.59 percent and 0.92 percent.

H. Charles Maddy, III, President and Chief Executive Officer, commented, “The first quarter of 2007 marks a return to our focus on community banking. We look forward to concentrating our energies and our capital to expand market share in some of the best markets in the country. These markets continue to provide us with excellent opportunities for loan and deposit growth, including the new markets in Northern Virginia and Montgomery County, Maryland that we plan to enter when we complete our acquisition of Greater Atlantic Financial Corp. in the fourth quarter of this year. After we close this acquisition, 50 percent of our assets will be located in high-growth Virginia and Maryland markets.”

For the first quarter of 2007, total revenue increased 7.0 percent to $10.0 million compared with $9.4 million for the year-earlier quarter. Net interest income was $9.0 million compared with $8.4 million in the prior-year first quarter, an increase of 7.7 percent. The increase reflected 11.5 percent growth in average earning assets, partially offset by a 19 basis point decline in the net interest margin to 3.20 percent. Non-interest income, which consists primarily of insurance commissions and service fees, was $1.0 million for the current quarter, and was basically unchanged at that level for the four preceding quarters.

Non-interest expense has remained relatively stable over the past four quarters as well; revenue growth has slightly outpaced growth in operating expenses. Non-interest expense for the quarter was $5.6 million compared with $5.4 million for the prior year first quarter, up 5.4 percent. The efficiency ratio (for continuing operations) was 53.86 percent compared with 54.72 percent for the prior-year quarter.

Asset quality remains sound overall. Nonperforming loans increased by $3.9 million during the fourth quarter of 2006, primarily from one single customer relationship. However, the loan is well-collateralized, and adequate reserves are in place. At March 31, 2007, nonperforming assets totaled $4.5 million, or 0.36 percent of assets, compared with $5.4 million, or 0.43 percent at 2006 year-end, and $1.7 million, or 0.15 percent for the year-ago quarter. Net charge-offs have traditionally been low. For the current quarter, the Company had net charge-offs of $119,000, or 0.05 percent of average loans annualized, compared with $263,000, or 0.11 percent annualized for the linked quarter, and virtually zero for the year earlier period. At March 31, 2007, the allowance for loan losses was 0.83 percent of loans outstanding.

Assets at March 31, 2007 were $1.25 billion, an increase of $116.2 million, or 10.2 percent over the last twelve months. Loans, net of unearned income, were $938.6 million at period end, up $107.8 million or 13.0 percent year-over-year. Commercial real estate and construction/development were the largest contributors to loan growth, up $53.7 million (19.5 percent) and $55.4 million (33.6 percent), respectively, since March 31, 2006. Together, these two categories comprise 58.5 percent of the loan portfolio, with residential mortgages accounting for an additional 29.7 percent.

Deposits at March 31, 2007 were $877.2 million, an increase of $146.5 million, or 20.0 percent above prior year-end levels. Retail deposits accounted for $623.4 million of the total, growing $62.9 million or 11.2 percent from year-ago levels. Brokered deposits increased $83.6 million, or 49.1 percent, compared to the prior year, ending the quarter at $253.8 million.

Shareholders' equity at March 31, 2007 was $82.9 million, an increase of 9.4 percent over the last twelve months. Common shares outstanding totaled 7,084,980 at quarter-end.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.25 billion, operates fifteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2007 vs Q1 2006

	For the Quarter Ended		Percent
Dollars in thousands	3/31/2007	3/31/2006	Change
Condensed Statements of Income
Interest income
Loans, including fees	$18,712	$15,240	22.8%
Securities	3,124	2,647	18.0%
Other	6	24	-75.0%
Total interest income	21,842	17,911	21.9%
Interest expense
Deposits	9,028	5,153	75.2%
Borrowings	3,790	4,379	-13.5%
Total interest expense	12,818	9,532	34.5%
Net interest income	9,024	8,379	7.7%
Provision for loan losses	390	325	20.0%
Net interest income after provision
for loan losses	8,634	8,054	7.2%
Noninterest income
Insurance commissions	206	230	-10.4%
Service fee income	617	631	-2.2%
Securities gains (losses)	-	-	-
Other income	189	142	33.1%
Total noninterest income	1,012	1,003	0.9%
Noninterest expense
Salaries and employee benefits	3,226	3,055	5.6%
Net occupancy expense	418	401	4.2%
Equipment expense	446	450	-0.9%
Professional fees	174	207	-15.9%
Other expenses	1,385	1,248	11.0%
Total noninterest expense	5,649	5,361	5.4%
Income from continuing operations before income taxes	3,997	3,696	8.1%
Income taxes	1,201	1,108	8.4%
Income from continuing operations	2,796	2,588	8.0%
Discontinued operations
Exit costs and impairment of long-lived assets	80	-	n/a
Operating income (loss)	(372)	609	-161.1%
Income (loss) from discontinued operations
before income taxes	(292)	609	-147.9%
Income taxes	(97)	226	-142.9%
Income (loss) from discontinued operations	(195)	383	-150.9%

Net Income	$2,601	$2,971	-12.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2007 vs Q1 2006

	For the Quarter Ended		Percent
	3/31/2007	3/31/2006	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.40	$0.36	11.1%
Diluted	$0.39	$0.36	8.3%
Earnings per share from discontinued operations
Basic	$(0.03)	$0.06	-150.0%
Diluted	$(0.03)	$0.05	-160.0%
Earnings per share
Basic	$0.37	$0.42	-11.9%
Diluted	$0.36	$0.41	-12.2%

Average shares outstanding
Basic	7,084,980	7,128,076	-0.6%
Diluted	7,147,170	7,189,063	-0.6%

Performance Ratios
Return on average equity	12.72%	15.60%	-18.5%
Return on average equity - continuing operations	13.67%	13.59%	0.6%
Return on average assets	0.83%	1.05%	-21.0%
Return on average assets - continuing operations	0.90%	0.92%	-2.2%
Net interest margin	3.20%	3.39%	-5.6%
Efficiency ratio (A)	58.07%	69.29%	-16.2%
Efficiency ratio - continuing operations (A)	53.86%	54.72%	-1.6%

                         NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Condensed Statements of Income
Interest income
Loans, including fees	$18,712	$18,746	$18,060	$16,609	$15,240
Securities	3,124	3,131	2,998	2,787	2,647
Other	6	7	16	13	24
Total interest income	21,842	21,884	21,074	19,409	17,911
Interest expense
Deposits	9,028	8,990	7,761	6,408	5,153
Borrowings	3,790	3,705	4,239	4,348	4,379
Total interest expense	12,818	12,695	12,000	10,756	9,532
Net interest income	9,024	9,189	9,074	8,653	8,379
Provision for loan losses	390	930	260	330	325
Net interest income after provision
for loan losses	8,634	8,259	8,814	8,323	8,054
Noninterest income
Insurance commissions	206	228	219	247	230
Service fee income	617	702	700	726	631
Securities gains (losses)	-	-	-	-	-
Other income	189	162	131	136	142
Total noninterest income	1,012	1,092	1,050	1,109	1,003
Noninterest expense
Salaries and employee benefits	3,226	2,899	2,817	3,049	3,055
Net occupancy expense	418	378	387	390	401
Equipment expense	446	480	476	496	450
Professional fees	174	252	188	245	207
Other expenses	1,385	1,291	1,409	1,492	1,248
Total noninterest expense	5,649	5,300	5,277	5,672	5,361
Income before income taxes	3,997	4,051	4,587	3,760	3,696
Income taxes	1,201	1,328	1,421	1,167	1,108
Income from continuing operations	2,796	2,723	3,166	2,593	2,588
Discontinued operations
Exit costs and impairment of long-lived assets	80	(2,480)	-	-	-
Operating income (loss)	(372)	(1,373)	(1,059)	74	609
Income (loss) from discontinued operations
before income taxes	(292)	(3,853)	(1,059)	74	609
Income taxes	(97)	(1,311)	(374)	33	226
Income (loss) from discontinued operations	(195)	(2,542)	(685)	41	383

Net Income	$2,601	$181	$2,481	$2,634	$2,971

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Per Share Data
Earnings per share from continuing operations
Basic	$0.40	$0.39	$0.45	$0.36	$0.36
Diluted	$0.39	$0.39	$0.45	$0.36	$0.36
Earnings per share from discontinued operations
Basic	$(0.03)	$(0.36)	$(0.10)	$0.01	$0.06
Diluted	$(0.03)	$(0.36)	$(0.10)	$0.01	$0.05
Earnings per share
Basic	$0.37	$0.03	$0.35	$0.37	$0.42
Diluted	$0.36	$0.03	$0.35	$0.37	$0.41

Average shares outstanding
Basic	7,084,980	7,092,531	7,127,650	7,135,107	7,128,076
Diluted	7,147,170	7,151,378	7,187,274	7,193,407	7,189,063

Performance Ratios
Return on average equity	12.72%	0.88%	12.46%	13.53%	15.60%
Return on average equity - continuing operations	13.67%	13.24%	15.90%	13.32%	13.59%
Return on average assets	0.83%	0.06%	0.83%	0.91%	1.05%
Return on average assets - continuing operations	0.90%	0.89%	1.06%	0.89%	0.92%
Net interest margin	3.20%	3.25%	3.33%	3.32%	3.39%
Efficiency ratio (A)	58.07%	69.20%	70.57%	70.69%	69.29%
Efficiency ratio - continuing operations (A)	53.86%	48.85%	49.38%	54.33%	54.72%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Assets	$1,253,925	$1,234,831	$1,210,491	$1,179,648	$1,137,692
Securities	258,173	247,874	246,332	238,382	233,805
Loans, net	930,769	916,045	894,836	866,170	824,359
Intangible assets	3,159	3,197	3,234	3,272	3,310
Assets related to discontinued operations	2,170	9,715	8,369	11,633	14,577
Retail deposits	623,431	609,064	598,293	570,731	560,551
Brokered time deposits	253,794	279,623	266,769	190,832	170,185
Short-term borrowings	79,886	60,428	90,422	164,185	136,483
Long-term borrowings and
subordinated debentures	201,814	193,881	163,864	167,168	183,136
Shareholders' equity	82,935	79,875	80,630	76,559	75,816

Book value per share	$11.71	$11.27	$11.35	$10.73	$10.63

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Commercial	$69,700	$69,470	$67,352	$64,342	$66,564
Commercial real estate	329,561	314,199	300,676	296,680	275,896
Construction and development	220,430	215,820	207,545	182,000	165,026
Residential real estate	279,564	282,512	283,943	288,316	281,301
Consumer	33,845	36,455	36,885	37,040	37,356
Other	7,209	6,968	7,086	6,188	6,382
Total loans	940,309	925,424	903,487	874,566	832,525
Less unearned fees and interest	1,757	1,868	1,806	1,767	1,731
Total loans net of unearned fees and interest	938,552	923,556	901,681	872,799	830,794
Less allowance for loan losses	7,783	7,511	6,845	6,629	6,435
Loans, net	$930,769	$916,045	$894,836	$866,170	$824,359

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Non interest bearing checking	$60,645	$62,591	$64,751	$66,071	$62,860
Interest bearing checking	230,634	220,167	223,992	214,279	214,572
Savings	44,713	47,984	44,980	38,737	39,474
Time deposits	287,439	278,322	264,570	251,644	243,645
Total retail deposits	$623,431	$609,064	$598,293	$570,731	$560,551

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information - Continuing Operations

	For the Quarter Ended
Dollars in thousands	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Net loan charge-off's	$119	$263	$45	$135	$2
Net loan charge-off's to average loans (annualized)	0.05%	0.11%	0.02%	0.06%	0.00%
Allowance for loan losses	$7,783	$7,511	$6,845	$6,629	$6,435
Allowance for loan losses as a percentage
of period end loans	0.83%	0.81%	0.76%	0.76%	0.77%
Nonperforming assets:
Nonperforming loans	$4,474	$5,276	$1,273	$987	$1,447
Foreclosed properties and
other repossessed assets	43	77	180	298	271
Total	$4,517	$5,353	$1,453	$1,285	$1,718

Nonperforming loans to period end loans	0.48%	0.57%	0.14%	0.11%	0.17%
Nonperforming assets to period end assets	0.36%	0.43%	0.12%	0.11%	0.15%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Consolidated Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2007 vs Q1 2006
	Q1 2007			Q1 2006
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$928,979	$18,665	8.15%	$829,381	$15,392	7.53%
Tax-exempt	8,917	173	7.87%	8,244	150	7.38%
Securities
Taxable	208,315	2,577	5.02%	186,586	2,135	4.64%
Tax-exempt	47,289	814	6.98%	44,077	767	7.06%
Interest bearing deposits other banks
and Federal funds sold	446	5	4.55%	2,294	24	4.24%
Total interest earning assets	1,193,946	22,234	7.55%	1,070,582	18,468	7.00%

Noninterest earning assets
Cash & due from banks	13,099			14,449
Premises & equipment	22,332			23,361
Other assets	26,993			24,659
Allowance for loan losses	(8,135)			(6,338)
Total assets	$1,248,235			$1,126,713

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$221,924	$2,067	3.78%	$204,161	$1,543	3.07%
Savings deposits	46,407	217	1.90%	43,067	73	0.69%
Time deposits	556,525	6,745	4.92%	374,170	3,537	3.83%
Short-term borrowings	72,415	956	5.35%	172,380	1,964	4.62%
Long-term borrowings and
subordinated debentures	196,005	2,832	5.86%	184,051	2,415	5.32%
	1,093,276	12,817	4.75%	977,829	9,532	3.95%
Noninterest bearing liabilities
Demand deposits	61,288			63,308
Other liabilities	11,881			9,395
Total liabilities	1,166,445			1,050,532

Shareholders' equity	81,790			76,181
Total liabilities and
shareholders' equity	$1,248,235			$1,126,713

NET INTEREST EARNINGS		$9,417			$8,936

NET INTEREST MARGIN			3.20%			3.39%